Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE LIMITED LIABILITY COMPANY UNDER THE NAME OF "XREAL, LLC" TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM "XREAL, LLC" TO "XREAL, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 2016, AT 5:53 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5584113 8100V
SR# 20162277958

Authentication: 202156398
Date: 04-15-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:53 PM 04/13/2016
FILED 05:53 PM 04/13/2016
SR 20162277958 - File Number 5584113

STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A LIMITED LIABILITY COMPANY TO A CORPORATION PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL CORPORATION LAW

1. The jurisdiction where the Limited Liability Company first formed is Delaware.

2. The jurisdiction immediately prior to filing this Certificate is Delaware.

3. The date the Limited Liability Company first formed is August 11, 2014.

4. The name of the Limited Liability Company immediately prior to filing this Certificate is XReal, LLC.

5. The name of the Corporation as set forth in the Certificate of Incorporation is XReal, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 28th day of March, 2016

By: [signature]

Name: Howard E. Marks, Trustee of Howard E. Marks Living Trust U/A DTD 12/21/2001
Print or Type

Title: Member
Print or Type

By: [signature]

Name: Jordan Maron
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Title: Member
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F:\LDM\XReal\Docs\CertCon-XReal.docx

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "XREAL, INC." FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 2016, AT 5:53 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5584113 8100V
SR# 20162277958

Authentication: 202156398
Date: 04-15-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:53 PM 04/13/2016
FILED 05:53 PM 04/13/2016
SR 20162277958 - File Number 5584113

CERTIFICATE OF INCORPORATION
OF
XREAL, INC.

ARTICLE I

The name of this Corporation shall be: XReal, Inc.

ARTICLE II

The name of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., and the address of the registered agent at that address is 3500 South DuPont Highway, City of Dover, County of Kent, Delaware 19901.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Corporation Law").

ARTICLE IV

A. Capitalization. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares, consisting of (a) Ninety-Eight Million (98,000,000) shares of Common Stock, par value $0.001 per share ("Common Stock"), and (b) Two Million (2,000,000) shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

B. Preferred Stock. The Board of Directors of the Corporation (the "Board of Directors") is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution, the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the

Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

C. Common Stock.

1. Except as otherwise required by law, and subject to any special voting rights which may be granted to any additional series of Preferred Stock in the Board of Directors resolutions which create such series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders. Holders of Common Stock shall not have the right to cumulative voting in the election of directors of the Corporation.

2. Subject to the rights of the holders of the Preferred Stock if any, the holders of the Common Stock shall be entitled to receive such dividends and other distributions, in cash, securities or property of the Corporation, as may be declared thereon from time to time by the Board of Directors, out of the assets and funds of the Corporation legally available therefor.

D. General.

1. Subject to the foregoing provisions of these Articles of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix such consideration in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares of Preferred Stock or Common Stock so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be subject to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

2. The Corporation shall have authority to create and grant rights and options entitling their holders to purchase or otherwise acquire shares of any class or series of the Corporation's capital stock or other securities of the Corporation, and such rights and options shall be evidenced by instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such options or rights; provided, however, that the consideration to be received (which may be in any form permitted by the Board of Directors) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

ARTICLE V

A. Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors of the Corporation. The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, subject to any restrictions that may be set forth in this Certificate of Incorporation.

B. Vacancies on the Board of Directors. Any vacancy on the Board of Directors resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of the stockholders shall be filled only by the affirmative vote of a majority of all of the directors then in office, even though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the director for which the vacancy occurred or the new directorship was created and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal from office in accordance with this Certificate of Incorporation, the Bylaws of the Corporation, any applicable law or pursuant to an order of a court.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as set forth in the Bylaws.

ARTICLE VII

The election of directors at an annual or special meeting of stockholders of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred thereby in connection with such action, suit or proceeding to the fullest extent permitted by the Delaware Corporation Law and any other applicable law as shall be from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any rights to which any such director or officer may otherwise be entitled. The provisions of this Article VIII shall be deemed to constitute a contract between the Corporation and each director and officer of the Corporation serving in such capacity at any time while this Article VIII is in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

ARTICLE IX

To the fullest extent permitted by the Delaware Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages. In furtherance thereof, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, as currently in existence or hereafter amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the Delaware Corporation Law, as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chief Executive Officer of the Corporation, the Chairman of the Board of Directors or the Board of Directors or a Committee of the Board of Directors which has been duly designated by the Board of Directors and the powers and authority of which, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call special meetings of the stockholders. Such special meetings may not be called by any other person or persons.

ARTICLE XI

Notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, by these Articles of Incorporation or by any designation of the Preferred Stock, the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of the capital stock, voting together as a single class, shall be required to amend, alter or appeal any provision contained in these Articles of Incorporation except that the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding capital stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of Article V of these Articles of Incorporation.

ARTICLE XII

The name and mailing address of the incorporator of the Corporation is:

Howard E. Marks
604 Arizona Avenue
Santa Monica, California 90401

THE UNDERSIGNED, being the sole incorporator herein named, for the purpose of forming a corporation pursuant to the Delaware Corporation Law, does make this certificate, hereby declaring and certifying that the facts stated herein are true, and accordingly have hereunto set my hand as of March 28, 2016

Howard E. Marks, Sole Incorporator